Exhibit 21.1

Subsidiaries of CareFusion Corporation

Name of Subsidiary	Jurisdiction of Formation
CareFusion Australia 316 Pty Limited	Australia
CareFusion Austria 322 GmbH	Austria
CareFusion D.R. 203 Ltd.	Bermuda
Intermed Equipamento Médico Hospitalar Ltda.	Brazil
STAR — Servicos de Assistencia Tecnica A Equipamento Medico Hospitalar Ltda.	Brazil
Angus Medical Inc.	Canada
CareFusion Canada 307 ULC	Canada
CareFusion Canada 301, Inc.	Canada
CareFusion Canada 302, Inc.	Canada
CareFusion Canada 242 ULC	Canada
Cardinal Health Trading (Shanghai) Co. Ltd.	China
CareFusion Asia (HK) Limited	China
CareFusion (Shanghai) Commercial and Trading Co. Limited	China
CareFusion Hong Kong Limited	China
CareFusion Denmark 329 A/S	Denmark
CareFusion 323 JLT	Dubai
CareFusion Finland 320 Oy	Finland
CareFusion France 309 S.A.S.	France
VIASYS Healthcare S.A.R.L.	France
VIASYS Neurocare France SAS	France
CareFusion Germany 234 GmbH	Germany
CareFusion Germany 277 GmbH	Germany
CareFusion Germany 318 GmbH	Germany
CareFusion Germany 326 GmbH	Germany
CareFusion Germany 506 GmbH	Germany
VIASYS Healthcare Island ehf	Iceland
Cardinal Health India Private Limited	India
Care Fusion Development Private Limited	India
VIASYS Healthcare Ireland Limited	Ireland
CareFusion Italy 237 S.p.A	Italy
CareFusion Italy 311 S.r.l.	Italy
CareFusion Italy 312 S.p.A.	Italy
CareFusion Italy 327S.r.l.	Italy
Bird Products (Japan) Ltd.	Japan
CareFusion Japan 233 K.K.	Japan
CareFusion Japan 324 GK	Japan
CareFusion Malaysia 325 Sdn Bhd	Malaysia
CareFusion Mauritius 502 Ltd.	Mauritius
Cardinal Health Mexico 213 S.A. de C.V.	Mexico
Enturia de Mexico S. de R.L. de C.V.	Mexico
Productos Urologos de Mexico SA de C.V.	Mexico
Sistemas Médicos ALARIS, S.A. de C.V.	Mexico
CareFusion Netherlands 238 B.V.	Netherlands
CareFusion Netherlands 310 B.V.	Netherlands
CareFusion Netherlands 328 B.V.	Netherlands

Name of Subsidiary	Jurisdiction of Formation
CareFusion Netherlands 503 B.V.	Netherlands
CareFusion Netherlands 504 B.V.	Netherlands
CareFusion Netherlands Financing 283 C.V.	Netherlands
Dutch American Manufacturers (D.A.M.) B.V.	Netherlands
CareFusion New Zealand 313 Limited	New Zealand
CareFusion Norway 315 A/S	Norway
CareFusion Singapore 243 Pte. Ltd.	Singapore
CareFusion Singapore 423 Pte. Ltd.	Singapore
CareFusion S.A. 319 (Proprietary) Limited	South Africa
CareFusion Iberia 308 S.L.	Spain
CareFusion Sweden 289 AB	Sweden
CareFusion Sweden 314 AB	Sweden
CareFusion Switzerland 317, Sarl	Switzerland
CareFusion U.K. 232 Limited	United Kingdom
CareFusion U.K. 235 Limited	United Kingdom
CareFusion U.K. 236 Limited	United Kingdom
CareFusion U.K. 244 Limited	United Kingdom
CareFusion U.K. 284 Limited	United Kingdom
CareFusion U.K. 285 Limited	United Kingdom
CareFusion U.K. 286 Limited	United Kingdom
CareFusion U.K. 287 Limited	United Kingdom
CareFusion U.K. 288 Limited	United Kingdom
CareFusion U.K. 305 Limited	United Kingdom
CareFusion U.K. 306 Limited	United Kingdom
Radiologic Ltd.	United Kingdom
U.K. Medical, Ltd.	United Kingdom
U.K. Medical Holdings Ltd.	United Kingdom
Bird Products Corporation	United States - California
Medegen, LLC	United States - California
SensorMedics Corporation	United States - California
Cardal II, LLC	United States - Delaware
CareFusion 202, Inc.	United States - Delaware
CareFusion 203, Inc.	United States - Delaware
CareFusion 206, Inc.	United States - Delaware
CareFusion 207, Inc.	United States - Delaware
CareFusion 211, Inc.	United States - Delaware
CareFusion 213, LLC	United States - Delaware
CareFusion 2200, Inc.	United States - Delaware
CareFusion 2201, Inc.	United States - Delaware
CareFusion 302, LLC	United States - Delaware
CareFusion 303, Inc.	United States - Delaware
CareFusion 304, LLC	United States - Delaware
CareFusion Manufacturing, LLC	United States - Delaware
CareFusion Resources, LLC	United States - Delaware
CareFusion Solutions, LLC	United States - Delaware
EME Medical, Inc.	United States - Delaware
IVAC Overseas Holding L.P.	United States - Delaware
VIASYS Holdings Inc.	United States - Delaware
CareFusion 205, Inc.	United States - Illinois
Enturican, Inc.	United States - Kansas